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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report (relating to the financial statements of DEKALB Genetics Corporation) dated October 2, 1998, included in Monsanto Company's Form 8-K/A filed on February 8, 1999 and January 25, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP
Chicago, Illinois
April 4, 2000